UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2010
BigBand Networks, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33355 (Commission File Number)	04-3444278 (I.R.S. Employer Identification No.)
475 Broadway Street
Redwood City, California 94063
(Address of principal executive offices, including zip code)
(650) 995-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On July 29, 2010, BigBand Networks, Inc., a Delaware corporation (the “Company”), entered into an agreement (the “Agreement”) with ValueAct SmallCap Master Fund, L.P. (“ValueAct SmallCap Master Fund”), VA SmallCap Partners, LLC (“VA SmallCap Partners”), ValueAct SmallCap Management, L.P. (“ValueAct SmallCap Management”), ValueAct SmallCap Management, LLC (“ValueAct SmallCap Management GP”), VA Partners I, LLC (“VA Partners”), ValueAct Capital Management, L.P. (“ValueAct Capital Management”), and David Lockwood (Mr. Lockwood, together with ValueAct SmallCap Master Fund, VA SmallCap Partners, ValueAct SmallCap Management, ValueAct SmallCap Management GP, VA Partners, and ValueAct Capital Management are sometimes referred to herein as the “ValueAct Group”). The ValueAct Group beneficially owns in the aggregate 10,008,635 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”).
     Pursuant to the Agreement, the Board of Directors of the Company (the “Board”) appointed David Lockwood to the Board in the class whose term ends at the annual meeting of stockholders to be held in calendar year 2012 (Class III).
     The Agreement also provides that:
     • each member of the ValueAct Group agrees that, from the date of the Agreement until the day immediately following the last day on which a stockholder of the Company may give timely notice of its intent to bring a proposal or director nomination for consideration at the annual meeting of stockholders of the Company to be held in calendar year 2012, as set forth in the Company’s bylaws (such period being referred to herein as the “Restricted Period”), neither it nor any of its affiliates will, unless specifically requested by, or authorized in writing by a resolution of, the Board, directly or indirectly:
(a)	effect or seek to effect, offer or propose to effect, or cause or participate in, or in any way assist or facilitate any other person or entity to effect or seek, offer or propose to effect or participate in, (i) any acquisition (or sale) of any material assets or businesses, of the Company or any of its subsidiaries, (ii) any tender offer or exchange offer, merger, acquisition, share exchange or other business combination involving the Company or any of its subsidiaries, or (iii) any recapitalization, extraordinary or special dividend, restructuring, liquidation, disposition, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries or any material portion of its or their businesses (any such transaction described in this subparagraph (a), an “Extraordinary Transaction”); provided, however, that nothing in this subparagraph (a) shall prevent the ValueAct Group from voting in favor of any Extraordinary Transaction that has been approved or recommended by the Board, or voting against any Extraordinary Transaction that has not been approved and recommended by the Board;

(b)	purchase or cause to be purchased or otherwise acquire or agree to acquire economic ownership (as defined below) of (i) any Common Stock, if in any such case, immediately after the taking of such action the ValueAct Group, together with their respective affiliates, would, in the aggregate, economically own more than 14.9% of the then outstanding shares of Common Stock; provided, however, that it shall not be a breach of this subparagraph (b) if the ValueAct Group’s economic ownership of shares of Common Stock exceeds such 14.9% limitation solely as a result of share purchases, reverse share splits or other similar actions taken by the Company that by reducing the number of shares of Common Stock outstanding cause the ValueAct Group’s economic ownership to exceed such 14.9% limitation, so long as the ValueAct Group’s economic ownership shall not increase thereafter (except solely as a result of further share purchases, reverse share splits or other similar actions taken by the Company), unless and until the ValueAct Group’s economic ownership before and after such subsequent increase does not exceed such 14.9% limitation, or (ii) any other securities issued by the Company;

(c)	seek to call, or to request the call of, or call a special meeting of the stockholders of the Company, or seek to make, or make, a stockholder proposal (whether pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise) at any meeting of the stockholders of the Company, or seek election to the Board, seek to place a representative on the Board or seek the removal of any director from the Board, or otherwise acting alone, or in concert with others, seek to control, advise, change or influence the management, Board, governance instruments, policies or affairs of the Company;

(d)	form, join in or in any other way participate in a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to the Common Stock or deposit any shares of Common Stock in a voting trust or similar arrangement or subject any shares of Common Stock to any voting agreement or pooling arrangement, or grant any proxy with respect to any shares of Common Stock (other than to a designated representative of the Company pursuant to a proxy solicitation on behalf of the Board), other than solely with other members of the ValueAct Group or one or more affiliates of the ValueAct Group with respect to the shares of Common Stock acquired in compliance with subparagraph (b) above;

(e)	solicit proxies or written consents of stockholders, or make, or in any way participate in, any “solicitation” of any “proxy” within the meaning of Rule 14a-1 promulgated by the SEC under the Exchange Act (but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) from the definition of “solicitation”) to vote any shares of Common Stock with respect to (i) any matter described in subparagraphs (a) through (c) above, (ii) any Extraordinary Transaction, (iii) any material change in the present board of directors or management of the Company or any subsidiary or division thereof, including, without limitation, any plans or proposals to change the number or the term of directors, to remove any director or to fill any existing vacancies on the board, or to change any material term of the employment contract of any executive officer, (iv) the opposition of any person nominated, or the nomination of any person not nominated, by the Company’s management or nominating committee, (v) any material change in the Company’s capital structure or business, or (vi) any other action to or seek to control, advise, change or influence the management, the Board, governance instruments, policies or affairs of the Company; provided, however, that nothing in this subparagraph (e) shall prevent the ValueAct Group from voting in favor of any Extraordinary Transaction that has been approved or recommended by the Board, or voting against any Extraordinary Transaction that has not been approved and recommended by the Board;

(f)	make any public announcement with respect to any matter described in subparagraphs (a) through (e) above;

(g)	enter into any discussions, negotiations, agreements or understandings with any person or entity with respect to any of the foregoing, advise, assist, encourage, support or seek to persuade others to take any action with respect to any of the foregoing, or act in concert with others or as part of a group (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any of the foregoing; or

(h)	take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in subparagraphs (a) through (g) above; or

(i)	request the Company or any of its affiliates, directly or indirectly, in any public manner to amend or waive any provision of this paragraph (including this subparagraph).
     • each member of the ValueAct Group agrees that, during the Restricted Period, such member of the ValueAct Group, together with its affiliates, in its capacity as a stockholder of the Company, will cause all shares of Common Stock for which they have the right to vote to be present for quorum purposes and to be voted at any meeting of stockholders or at any adjournments or postponements thereof, (a) in favor of each director nominated and recommended by the Board for election at any such meeting, (b) against any stockholder nominations for director which are not approved and recommended by the Board for election at any such meeting, and (c) in accordance with the recommendation of the Board in any other matter proposed by stockholders of the Company.
     • each member of the ValueAct Group agrees that, during the Restricted Period, neither it nor any of its affiliates will, unless specifically approved in writing by a resolution of the Board, directly or indirectly, transfer any shares of Common Stock beneficially owned by any member of the ValueAct Group except (a) in one or more transactions with any affiliate of any member of the ValueAct Group, (b) pursuant to the terms of any tender offer, exchange offer, merger, reclassification, reorganization, recapitalization or other similar transaction in which stockholders of the Company are offered, permitted or required to participate as holders of Common Stock, provided that such tender offer, exchange offer, merger, reclassification, reorganization, recapitalization or other transaction has been approved or recommended by the Board, and (c) if Mr. Lockwood ceases to be a member of the Board during the Restricted Period, in a “brokers’ transaction” (as defined in Rule 144 promulgated by the SEC under the Securities Act) that does not exceed the volume limitation described in paragraph (e)(1) of, and satisfies all of the other conditions set forth in, Rule 144 promulgated by the SEC under the Securities Act, provided that such member of the ValueAct Group does not knowingly transfer any such shares in such transaction to any person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) who or that is (or will become upon consummation of such transaction) the economic owner of five percent (5%) or more of the outstanding shares of Common Stock.
     The foregoing description of the Agreement is qualified in its entirety by reference to the text of such agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
     On July 29, 2010, the Board of Directors of the Company increased the size of the Board to nine (9) members which created one vacancy in Class II. Mr. Geoff Yang resigned as a Class III director and was appointed to serve as a Class II director. The Board then appointed David Lockwood to serve as a Class III director. Mr. Lockwood is the founder and current Managing Partner of VA SmallCap Partners, LLC. Mr. Lockwood was appointed to the Board pursuant to the terms of the Agreement described in Item 1.01 above. Mr. Lockwood is not currently serving on any Board committees.
     Under the Company’s compensation policy that is applicable to all of its non-employee directors. Mr. Lockwood will receive the following compensation for his Board services:
•	an annual director retainer of $20,000;

•	compensation for attending board meetings in-person of $1,000 per meeting;

•	compensation for attending committee meetings in-person of $1,000 per meeting;

•	compensation for attending board or committee meetings telephonically of $500 per meeting, and $750 per committee meeting that is longer than one hour;

•	upon first joining the board, an initial grant of a stock option to purchase 50,000 shares of Common Stock vesting as to 25% of the shares on the first anniversary of the grant date and an additional 1/48th of the total shares vesting monthly thereafter so that the award is fully vested four years after the grant date, subject to continued service on the Board;

•	for each director whose term continues following an annual meeting, an automatic annual grant of a stock option for the purchase of 12,500 shares of Common Stock vesting as to 1/12th of the shares per month so that the award is fully vested one year after the grant date, and 8,200 restricted stock units vesting as to 1/4th of the shares per quarter so that the award is fully vested one year after the grant date, subject to continued service on the Board.
     Following a change in control, pursuant to the Company’s compensation policy for non-employee directors, all options and restricted stock units granted to the director shall fully vest and become immediately exercisable.
     In addition, the Board authorized the Company to enter into the standard indemnification agreement for directors and executive-level employees with Mr. Lockwood.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit
Number	Description
10.1
Agreement by and among BigBand Networks, Inc., ValueAct SmallCap Master Fund, VA SmallCap Partners, ValueAct SmallCap Management, ValueAct SmallCap Management GP, VA Partners, ValueAct Capital Management, and David Lockwood dated July 29, 2010

99.1	BigBand Networks, Inc. Press Release dated July 30, 2010

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIGBAND NETWORKS, INC.
Date: July 30, 2010	By:	/s/ ROBERT HORTON
Robert Horton
Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
10.1
Agreement by and among BigBand Networks, Inc., ValueAct SmallCap Master Fund, VA SmallCap Partners, ValueAct SmallCap Management, ValueAct SmallCap Management GP, VA Partners, ValueAct Capital Management, and David Lockwood dated July 29, 2010

99.1	BigBand Networks, Inc. Press Release dated July 30, 2010